CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 10, 2013 with respect to the consolidated financial statements included in the Amendment No. 2 to this Registration Statement on Form S-1 for the year ended December 31, 2012 and 2011 of Enerjex Resources, Inc. We consent to the inclusion in this Amendment No. 2 to Registration Statement on Form S-1 of the aforementioned reports, and to the use of our name as it appears under the caption "Expert."

/s/ Samyn & Martin, LLC
Samyn & Martin, LLC (formerly Weaver Martin & Samyn, LLC)
Certified Public Accountants

Kansas City, Missouri

June 3, 2014